                                                                    Exhibit 99.2

                                                           AIL TECHNOLOGIES INC.
                                                                455 Commack Road
Neil A. Armstrong                                      Deer Park, New York 11729
Chairman of the Board                                               800-299-9418

                                                                  March 22, 2000


Dear Fellow Stockholder:

      You are cordially invited to attend a Special Meeting of common stockholders of AIL Technologies Inc., which will be held at 455 Commack Road, Deer Park, New York 11729, at 5:00 P.M., on April 27, 2000.

      Whether you do or do not plan to attend the meeting, it is important that your shares of AIL common stock be represented. Regardless of the number of shares of AIL common stock you own, you are encouraged to promptly sign and mail the proxy below. This will aid AIL in avoiding the expense of additional proxy solicitations, and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your cooperation.

                                                        Sincerely,
                                                        /s/ Neil A. Armstrong


                             EVERY VOTE IS IMPORTANT
              PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE
                  PROVIDED AS SOON AS POSSIBLE. YOUR PROXY DOES
                 NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE
                          EVENT YOU ATTEND THE MEETING.

              - Please Detach and Mail in the Envelope Provided -

A    /X/  PLEASE MARK YOUR
          VOTES AS IN THIS EXAMPLE



            The Board of Directors recommends a vote FOR Proposal 1.

No. 1   Adoption of the Merger Agreement and     FOR    AGAINST    ABSTAIN
approval of the Merger with EDO Corporation.     / /      / /        / /

____________________________________________________________________________

                                               To the extent not otherwise
                                               specified, the shares of AIL
                                               Common Stock to which this proxy
                                               relates will be voted FOR
                                               Proposal 1.

                                               I plan to attend the meeting. / /


                                           SIGN, DATE AND MAIL YOUR PROXY TODAY.

Signature(s) of Stockholder(s) ____________________________  Dated _______, 2000
IMPORTANT:  Please sign exactly as your name or names appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.

                              AIL TECHNOLOGIES INC.
            SPECIAL MEETING OF STOCKHOLDERS - THURSDAY, APRIL 27, 2000
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF AIL TECHNOLOGIES INC.

            The undersigned hereby appoints DARRELL L. REED and JAMES M. SMITH, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all shares of common stock of AIL Technologies Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of common stockholders of the Company to be held at 455 Commack Road, Deer Park, New York 11729, on Thursday April 27, 2000 at 5:00 P.M. New York time, and at any adjournment or postponement thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the AIL Technologies Inc. and EDO Corporation Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)



                                       2